Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders and Trustees

Mesabi Trust

Results of Review of Interim Financial Statements

We have reviewed the accompanying condensed balance sheet of Mesabi Trust (the "Trust") as of July 31, 2019, and the related condensed statements of operations and cash flows for the three and six month periods ended July 31, 2019 and 2018, and the related notes (collectively referred to as the "interim financial statements").  Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), the balance sheet of the Trust as of January 31, 2019, and the related statements of operations, unallocated reserve and trust corpus, and cash flows for the year then ended (not presented herein); and in our report dated April 12, 2019, we expressed an unqualified opinion on those financial statements.  In our opinion, the information set forth in the accompanying condensed balance sheet as of January 31, 2019, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These condensed interim financial statements are the responsibility of the Trust's Trustees.  We conducted our review in accordance with standards of the PCAOB.  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

September 6, 2019